PROSPECTUS and				PRICING SUPPLEMENT NO. 9
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated January 12, 1999			Dated March 11, 1999
CUSIP: 24422EKY4				Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,747,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				16 March 1999

Maturity Date:					16 March 2000

Principal Amount:					$200,000,000

Interest Rate Basis:				H.15 Prime Rate

Spread:						Minus 285 Basis Points

Day Count Convention:				Actual/360

Interest Reset Dates:				Daily

Interest Determination Dates:			One day prior with
							no lockout

Interest Payment Dates:				Quarterly on the 16th of March,
							June, September, December

Redemption Provisions:				None

Plan of Distribution:				Merrill Lynch & Co.
has purchased the Senior Notes
as principal at a purchase
price of 100% of the
aggregate principal amount
of the Senior Notes.


Merrill Lynch & Co.